UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2011
DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 657-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Executive Officer and Director
On June 6, 2011, DCB Financial Corp (the “Company”) issued the attached press release announcing the pending departure of David J. Folkwein, its Interim-President and Chief Executive Officer, and a director of the Company and its subsidiaries. The Delaware County Bank & Trust Company effective June 22, 2011.
Item 5.07 Submission of Matters to Vote of Security Holders.
On June 2, 2011, DCB Financial Corp (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 3,717,385 shares of the Company’s common stock were entitled to vote as of April 14, 2011, the record date for the Annual Meeting. There were 2,101,412 shares present, or 56.5% in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three (3) proposals each of which has passed. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.
Proposal No. 1 — Election of Class III Directors
The shareholders voted to elect two (2) Class III Directors to serve for a term of three (3) years expiring at the Annual Meeting in 2014, or until their successors are duly elected and qualified. The results of the vote were as follows:

Name	For	Against	Abstaining	Broker Non-Votes

Vicki J. Lewis	1,212,941	103,645	—	784,826

Gerald L. Kremer	1,208,017	108,569	—	784,826
Proposal No. 2 — Ratify Plante & Moran, PLLC as Independent Registered Public Accountant

For	Against	Abstaining	Broker Non-Votes

2,039,830	8,324	53,258	—
Proposal No. 3 — Transact other business as may properly come before the meeting
To transact any other business which may properly come before the meeting or any adjournment of the meeting.

For	Against	Abstaining	Broker Non-Votes

1,569,707	381,425	150,280	—

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description

3.1
Press release dated June 6, 2011 announcing among other things, the results of voting of the Annual Meeting of shareholders and the pending departure of David J. Folkwein as Interim-President and CEO and Director effective June 22, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP

Date: June 6, 2011

	By:	/s/ John A. Ustaszewski John A. Ustaszewski
Senior Vice President and CFO

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Press release date June 6, 2011 announcing results of director voting and the pending departure of David J. Folkwein, Interim-President and CEO, and Director.

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